Exhibit (a)(1)(iv)

Form of Notice of Transmittal

for Clients of Morgan Stanley Wealth Management

LETTER OF TRANSMITTAL FOR CLIENTS OF MORGAN STANLEY WEALTH MANAGEMENT

Regarding Class A Units and Class I Units

of

MACQUARIE FOCUSED ACCESS FUND, LLC

Tendered Pursuant to the Offer to Purchase
Dated November 2, 2026

Morgan Stanley Wealth Management clients should submit completed and signed tender documents to their financial advisor. Morgan Stanley Wealth Management advisors should submit completed tender documents to the Order Entry System by the end of the day on Tuesday, December 1, 2026 at 12:00 midnight, New York time.

THE OFFER AND WITHDRAWAL RIGHTS
WILL EXPIRE AT, AND THIS LETTER OF
TRANSMITTAL MUST BE RECEIVED BY
UMB FUND SERVICES, INC. BY THE END OF
THE DAY ON TUESDAY, DECEMBER 1, 2026,
AT 12:00 MIDNIGHT, NEW YORK TIME,

UNLESS THE OFFER IS EXTENDED.

Should you wish to tender some or all of your units of beneficial interest of Macquarie Focused Access Fund, LLC for repurchase by the Fund, please contact your financial advisor, who will enter the order and provide you with a customized Tender Offer Form for your account. Included with this Letter of Transmittal for Clients of Morgan Stanley Wealth Management is a sample Tender Offer Form, which is for your reference only. The Tender Offer Form generated for your account will need to be signed and returned to your financial advisor.

Ladies and Gentlemen:

The undersigned hereby tenders to Macquarie Focused Access Fund, LLC, a closed-end, non-diversified, management investment company organized under the laws of the State of Delaware (the "Fund"), the units of limited liability company interests of the Fund ("Units") held by the undersigned, described and specified below, on the terms and conditions set forth in the offer to purchase, dated November 2, 2026 (the "Offer to Purchase"), receipt of which is hereby acknowledged, and in this Letter of Transmittal (which together with the Offer to Purchase constitute the "Offer"). The tender and this Letter of Transmittal for Clients of Morgan Stanley Wealth Management are subject to all the terms and conditions set forth in the Offer to Purchase, including, but not limited to, the absolute right of the Fund to reject any and all tenders determined by it, in its sole discretion, not to be in the appropriate form.

The undersigned hereby sells to the Fund the Units tendered hereby pursuant to the Offer. The undersigned hereby warrants that the undersigned has full authority to sell the Units tendered hereby and that the Fund will acquire good title thereto, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to the sale thereof, and not subject to any adverse claim, when and to the extent the same are purchased by it. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer.

The undersigned recognizes that under certain circumstances set forth in the Offer, the Fund may not be required to purchase the Units tendered hereby. The undersigned recognizes that, if the Offer is oversubscribed, not all of the undersigned's Units will be purchased.

The undersigned acknowledges that this Letter of Transmittal for Clients of Morgan Stanley Wealth Management must be received by the undersigned's financial advisor, who must submit the form and simultaneously enter a trade order into the Order Entry System for processing by 12:00 midnight, New York Time on December 1, 2026.

Cash payments of the purchase amount for the Units tendered by the undersigned will be made by wire transfer of the funds directly to Morgan Stanley Wealth Management, which will facilitate the distribution of proceeds into the undersigned's brokerage account.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder shall be binding on the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in Section 5 of the Offer to Purchase, this tender is irrevocable.

Morgan Stanley Wealth Management Alternative Investments

REQUEST FOR REPURCHASE FORM

Instructions:

In order for the undersigned (“you”, “your” or the “Investor”) to repurchase/redeem/tender/withdraw (the “Repurchase”) all or a portion of its interest, units or shares (“Interests”) held in the fund, company or partnership indicated below (the “Fund”), please follow the below instructions to execute and deliver this Morgan Stanley Wealth Management Alternative Investment’s Request for Repurchase Form (this “Form”).

The Investor should (or, if the Investor is an entity, the authorized individual of the entity should):

Review the offering memorandum and/or organizational documents and all other applicable offering materials of the Fund (each as amended, restated and/or supplemented from time to time, collectively, the “Offering Materials”), the Morgan Stanley Wealth Management Alternative Investment Subscription and Exchange Agreement (together with the Fund or Fund program’s Terms and Conditions and any other supplements or questionnaires required to subscribe to the Fund or Fund program, the “Subscription Agreement”) as well as any terms and conditions of Repurchase (“Terms and Conditions of Repurchase”, if applicable) and execute this Form.

Complete and deliver this Form, and any other required additional documentation as indicated on the Offering Materials, to your Financial Advisor or Private Wealth Advisor for submission to Morgan Stanley Wealth Management Alternative Investments Group. Faxed forms will not be accepted.

Capitalized terms used but not otherwise defined herein shall respectively bear the meanings ascribed to them in the Fund’s Offering Materials.

Any modifications to this document, handwritten or otherwise, will not be accepted.

If you have any questions concerning how to complete this Form, please contact your Morgan Stanley Financial Advisor or Private Wealth Advisor.

PLEASE INDICATE FULL FUND NAME:

Macquarie Focused Access Fund, LLC

Class/Series (if any): Class I/ Class A

Wire Instructions:

The undersigned agrees that all or any funds payable to the Investor will be wire transferred to Morgan Stanley Wealth Management utilizing the below wire instructions for further credit to the Investor in accordance with the account information on file with Morgan Stanley Wealth Management:

Bank Name:

ABA Number:

Account Number:

Account Name:

FBO Account Number:

Swift/BIC Code:

Reference:

Execution Section:

The undersigned acknowledges: (i) that the Investor is requesting a repurchase/redemption/tender/withdrawal on the terms and conditions contained in the Offering Materials of the Fund previously received by the Investor and the Subscription Agreement previously executed by the Investor and accepted by the Fund, and (ii) that the representations and warranties of the Investor contained in the Subscription Agreement and the Terms and Conditions of Repurchase, if any, are true and correct in all material respects as of the date set forth below.

By executing this Form, you (for yourself and any co-investor, and, if you are signing on behalf of an entity, on behalf of and with respect to the entity and its shareholders, partners, beneficiaries, members or other beneficial owners) agree to be bound by this Form and, if applicable, the Terms and Conditions of Repurchase, which are incorporated herein as part of this Form.

Individual Investor (including Individuals, Joint Tenants, Tenants in Common)

If you are signing as joint or community property holders, the statements, representations, and warranties set forth in this Form shall be deemed to have been made by each owner of the community property. If the Interests are owned as joint tenants or tenants-in-common, signatures of all owners are required.

Entity Investor (including ERISA Plans, IRAs, Trusts, Corporations, Limited Partnerships and Limited Liability Companies)

The undersigned officer, partner, trustee, manager, or other representative hereby certifies and warrants that s/he has full power and authority from or on behalf of the entity named below and its shareholders, partners, beneficiaries, members, or other beneficial owners to request this repurchase/redemption/tender/withdrawal and any statements, representations, and warranties made herein on their behalf and, if the undersigned is signing on behalf of a nominee investor, from or on behalf of such nominee investor and each beneficial owner.

This Form may be signed in one or more counterparts, each of which shall be deemed an original, but all of which when taken together shall be deemed to be one and the same instrument. Any repurchase/redemption/tender/ withdrawal is subject to approval by the Fund, or as applicable by its general partner, managing member, or directors.

Account Number (if applicable)

Name of Account

Address

Name of Signer

Title of Signer (legal entities only)

X
Signature(s) of Investor

Dated

Individual Retirement Account

Morgan Stanley Smith Barney LLC hereby executes this Form not in its corporate capacity but solely as Custodian of the Individual Retirement Account(s) of the investor. Further, all representations, warranties and covenants (including indemnities) set forth herein are being made by the investor, not Morgan Stanley Smith Barney LLC.

Signature of Morgan Stanley Smith Barney LLC, as Custodian

Title of Authorized Person Signing for Morgan Stanley Smith Barney LLC, as Custodian

Dated

COMPONENT LIBRARIES:

Terms and Conditions of Repurchase:

Specify the Fund’s Terms and Conditions of Repurchase document, by title and version date in the space below, which are incorporated herein as part of this Form.

Title: Terms and Conditions of Repurchase for Macquarie Focused Access Fund, LLC

Full Repurchase:

☐ Full (Note: for gated funds that do not require a separate Form be submitted for each gate (as described in the Offering Materials), all future redemptions/withdrawals will be booked.)

Partial Repurchase – Dollar Amount:

☐ Partial repurchase

☐ Dollar Amount: $

Partial Repurchase – Below Minimum Balance (with Amount)

If the requested partial repurchase would put the account balance below the required minimum balance of $25,000, the Fund may reduce the amount to be repurchased such that the required minimum balance is maintained, unless it is indicated otherwise by checking the following box:

☐ Full repurchase if amount requested to be purchased would need to be reduced to maintain the minimum account balance